EXHIBIT 10.10

                             JOINT VENTURE AGREEMENT

       THIS AGREEMENT ("Agreement") is made as of this 13th day of February 2004 by and between Donnie Smith (DS), an individual operating a custom motorcycle business located in Blaine, MN and Viper Motorcycle Company ("Company"), located at 5733 International Parkway, New Hope, MN 55428.

       WHEREAS, DS is a master builder engaged in the business of designing, developing and producing high performance motorcycle components;

       WHEREAS, the Company is interested in retaining DS to perform motorcycle development for the Company as set forth herein.

       NOW, THEREFORE, in consideration of the mutual promises contained in this Agreement, the parties hereto agree as follows:

       1.     DEFINITIONS.

       As used herein, the following terms shall have the following meanings:

              a. "INTELLECTUAL PROPERTY" means copyrights, patents, trademarks and trade secrets whether or not registered, filed, applied for or the like, and all related rights and "Know-how" information. For the design, performance and manufacturability of Motorcycle products, which are to be designed or developed by DS hereunder.

       2.     MOTORCYCLE DEVELOPMENT

The Company hereby agrees to pay to DS to develop a "Donnie Smith Signature Series Chopper motorcycle" for Viper Motorcycle Company to reproduce, manufacture and market. Said Chopper Series shall utilize a common frame but shall have different configurations of Gas tanks, Handlebars, etc. Viper shall provide DS with Viper components for DS to be utilized in the Chopper, and shall pay for all other components necessary to complete the project. Viper shall also pay DS for his time on the development project as invoiced, with the total development budget for the intellectual property developed under this agreement estimated to be approximately $20,000 to $50,000 as agreed. The Company agrees to pay DS $3,000 as a good faith deposit upon both parties entering into this agreement. The chopper development is estimated to be completed by fall 2004.

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       3.     ROYALTIES

The Company shall additionally pay DS $500 per Donnie Smith Signature Series Chopper sold, and 5% of all sale proceeds from aftermarket and clothing sold bearing the DS brand. Said royalties shall be paid on a quarterly basis

       4. OWNERSHIP OF INTELLECTUAL PROPERTY. The parties agree that the Company shall retain all right, title and interest in the Specifications, and related motorcycle components, and all Intellectual Property therein, subject only to the payment terms under this agreement.

       5. PRODUCTION EQUIPMENT. DS shall provide the Company with a list of Vendors who will develop the molds, tooling, dies and casts to produce component parts for the manufacture of the Motorcycle Components.

       6.     MARKETING OBLIGATIONS.

              a. BEST EFFORTS TO PROMOTE MARKETING. At all times during the term of the Agreement, both parties will use best efforts to promote the manufacture, sale, marketing and distribution of the DS Signature Series Chopper motorcycles. DS shall be paid $500, plus all out of pocket expenses, per marketing event DS attends at the request of the Company.

              b. MARKETING PRACTICES. Both parties agree to (I) conduct business in a manner that reflects favorably at all times on the good name, goodwill and reputation of the other party, (II) not engage in deceptive, misleading or unethical practices that are or might be detrimental to the other party, (III) not make any false or misleading representation with regard to the other party or its products, (IV) not make any representation or warranty to anyone with respect to the specifications, features or capabilities of the other parties products that are inconsistent with the literature distributed by the other party, including all disclaimers contained in such literature, and (VI) not make any warranty or representation to anyone that would give the recipient any claim or right of action against the other party.

              c. NON-COMPETE WITH OTHER OEM's. DS agrees not to enter into any other relationship with any other Original Equipment Manufacturer of motorcycles during the term of this agreement.

       7.     CONFIDENTIALITY.

       Each party shall keep confidential and not disclose to any other third party any information provided to it by the other party marked with a confidential, proprietary, or other similar notice. In addition, DS and the Company shall mutually approve all press releases regarding the DS joint venture.

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       8.     TERM. This Agreement shall commence as of the Date Hereof and shall continue indefinitely as long as the Company produces a minimum of 30 Donnie Smith Signature Series Choppers per year.

       9. TERMINATION AND SURVIVING RIGHTS. Termination or expiration of this Agreement shall not affect any other rights of the parties which may have accrued up to the date of termination or expiration.

       10.    MISCELLANEOUS.

              a. SEVERABILITY. In the event any provision of this Agreement is held to be invalid or unenforceable, the valid or enforceable portion of this Agreement will remain in full force and effect.

              b. FORCE MAJURE. Neither party shall be liable to the other for its failure to perform any of its obligations under this Agreement during any period in which such performance is delayed because or rendered impracticable due to circumstances beyond its reasonable control, including government regulation and acts of God, provided that the party experiencing the delay promptly notifies the other party of the delay.

              c. ENTIRE AGREEMENT. This Agreement constitutes the entire, final, complete and exclusive agreement between the. This Agreement shall not be modified or amended except in writing signed by a duly authorized representative of each party.

              d. COUNTERPARTS. This agreement may be executed in counterparts by facsimile signature with the same force and effect as if each of the parties had executed the same instrument.

              e. NOTICE. All notices, communications, demands and the like required or permitted under this Agreement will be in writing and will be deemed given by one part hereto when received by the other party.

              f. CHOICE OF GOVERNING LAW. This agreement is made in accordance with and shall be governed under the laws of the State of Minnesota

                     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Donnie Smith (DS)                             Viper Motorcycle Company (Company)

  /s/  Donnie Smith                           by   /s/  John Lai
-------------------------                       --------------------------------
An Individual

                                              Its   VP and Director
                                                 -------------------------------

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